SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    EXHIBITS
                                      FILED
                                      WITH

                       POST-EFFECTIVE AMENDMENT NO. 18 TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM N-1A
                             TEMPLETON INCOME TRUST


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                                  EXHIBIT LIST



         EXHIBIT NUMBER             NAME OF EXHIBIT

                  1(F)    Amendment to the Declaration of Trust

                  9(A)    Fund Administration Agreement

                  11      Consent of Independent Public Accountants

                  27      Financial Data Schedules




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                             TEMPLETON INCOME TRUST

             AMENDMENT TO DECLARATION OF TRUST TO REDESIGNATE SHARES OF THE TEMPLETON INCOME FUND SERIES AND CLASSES THEREOF

         This Amendment to the Declaration of Trust ("Declaration") of Templeton Income Trust (the "Trust") is made this 22 day of February, 1996 by the parties signatory hereto, as Trustees of the Trust (the "Trustees").

                                   WITNESSETH

         WHEREAS, the Declaration was made on June 16, 1986 and amended on October 1, 1987 and April 25, 1995 and the Trustees now desire to further amend the Declaration and change the name of the Templeton Income Fund series of Shares of the Trust and classes thereof; and

         WHEREAS, Article V, Section 5.13(e) of the Declaration provides that the Trustees may amend the Declaration, without Shareholder action, so as to change the designation of any series of Shares, provided that before adopting any such amendment without Shareholder approval the Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders or that Shareholder approval is not otherwise required by the Investment Company Act of 1940 (the "1940 Act" ) or other applicable law; and

         WHEREAS, the Declaration, as amended pursuant to the Establishment and Designation of Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share dated April 25, 1995 provides that the Trustees shall have the right at any time to change the designation of any class of Shares, provided that such change shall not adversely affect the rights of Shareholders of such class; and

         WHEREAS, the Trustees have determined that the following amendment to the Declaration is consistent with the fair and equitable treatment of all Shareholders and shall not adversely affect the rights of the Shareholders of any classes of Shares, and that Shareholder approval is not otherwise required by the 1940 Act or other applicable law;

         NOW, THEREFORE, effective on or about May 15, 1996, the Trustees hereby redesignate the series of Shares previously designated the "Templeton Income Fund" series of Shares pursuant to an Establishment and Designation of Series of Shares of Beneficial Interest, Par Value $0.01 Per Share dated October 1, 1987 as the "Templeton Global Bond Fund" series of Shares, and redesignate the classes of Shares previously designated the "Templeton Income Fund Class I" and "Templeton Income Fund Class II" Shares pursuant to an Establishment and Designation of Classes of Shares of Beneficial Interest, Par Value $0.01 Per
Share dated April 25, 1995 as the "Templeton Global Bond Fund Class I" and "Templeton Global Bond Fund Class II" Shares, respectively.


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         IN WITNESS WHEREOF,  the undersigned have executed this instrument this
22 day of February, 1996.



                                           Charles B. Johnson

                                           Nicholas F. Brady

                                        /s/HASSO-G VON DIERGARDT-NAGLO
                                              Hasso-G Von Diergardt-Naglo

                                        /s/F. BRUCE CLARKE
                                           F. Bruce Clarke


                                        /s/ ANDREW H. HINES, JR.
                                            Andrew H. Hines, Jr.


                                        /s/BETTY P. KRAHMER
                                           Betty P. Krahmer


                                        /s/FRED R. MILLSAPS
                                           Fred R. Millsaps



                                        /s/HARRIS J. ASHTON
                                           Harris J. Ashton



                                        /s/S. JOSEPH FORTUNATO
                                           S. Joseph Fortunato


                                        /s/GORDON S. MACKLIN
                                           Gordon S. Macklin




                                           John Wm. Galbraith


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                                   CERTIFICATE

                  Pursuant to Section 10.1 of the Declaration of Trust, the undersigned Trustee hereby acknowledges and certifies that this Amendment to the Declaration of Trust of Templeton Income Trust is made in accordance with the provisions of the Declaration of Trust and shall become effective on or about May 15, 1996.

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
instrument this 22 day of February, 1996.


                                             /s/ANDREW H. HINES, JR.
                                                Andrew H. Hines, Jr.